UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2013

RPX Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35146	26-2990113
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Market Plaza
Suite 800
San Francisco, CA 94105
(Address of principal executive offices, including zip code)
(866) 779-7641
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 11, 2013, Kevin Barhydt, Senior Vice President, Head of Acquisitions and Analysis, notified RPX Corporation (the “Company”) of his resignation from the Company, effective as of July 12, 2013.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	On June 11, 2013, the Company held its annual meeting of stockholders (the “Annual Meeting”).

(b)
At the Annual Meeting, stockholders voted on the following two proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2013.

Proposal 1.     Election of Directors
The Company’s stockholders elected the three nominees listed below to serve as Class II directors until the 2016 annual meeting of stockholders or until their successors are elected. The votes regarding this proposal were as follows:

Director	For	Withheld	Broker Non-Votes
John A. Amster	43,152,404	86,830	5,201,218
Geoffrey T. Barker	42,854,887	384,347	5,201,218
Steven L. Fingerhood	43,150,604	88,630	5,201,218
Proposal 2.     Ratification of Selection of Independent Auditors
The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
48,371,846	47,157	21,449	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPX Corporation

By:	/s/ MARTIN E. ROBERTS
Martin E. Roberts
General Counsel

Dated: June 12, 2013